EXHIBIT 99.1

NEWS RELEASE DATED FEBRUARY 13, 2008

NEWS RELEASE

NetSol Technologies Reports Second Quarter
Fiscal Year 2008 Financial Results

Operating Income Increases 284% Year-Over-Year to $1.4 Million

GAAP Net Income Increased to $1.1 Million, or $0.04 Per Diluted Share, Vs ($ 0.32) Loss a Year Ago, Company Reiterates Revenue and Net Income Guidance for Fiscal 2008

Revenues Increased 16% Year-Over-Year to $8.4 Million

CALABASAS, CA - February 13, 2008 -- NetSol Technologies Inc. (“NetSol”) (NASDAQ: NTWK), a multinational provider of IT services and enterprise software to the financial services industry, today announced financial results for the second quarter of fiscal year 2008, ending December 31, 2007.

Second Quarter Fiscal 2008 - Consolidated Financial Highlights

•	Revenues increased 16% year-over-year to $8.4 million

•	Services increased 29% to $4.0 million

•	License fees increased 5% to $2.9 million

•	Maintenance fees increased 10% to $1.5 million

•	Gross margin increased to 57% compared to 50% in the year ago period

•	Operating income rose 284% to $1.4 million compared to $377 thousand in the year ago period

•	GAAP net income increased to $1.1 million or $0.04 per diluted share, versus a GAAP net loss of $4.7 million or ($0.32) per diluted share in the year ago period

•	EBITDA was $2.0 million, or $0.07 per diluted share, representing 24% of revenues

•	Cash flows from operating activities during the quarter totaled $2.6 million

•	Company reiterates guidance for fiscal year 2008: Annual revenue growth between 25% to 30% and diluted earnings per share between $0.28 and $0.32.

Najeeb Ghauri, chairman and chief executive officer, commented, “NetSol continued to make excellent progress across its key financial and operational objectives during the fiscal second quarter of 2008. Our double digit top line growth was driven by strong demand for our IT service offerings and solid gains in license and maintenance revenue streams. The combined revenue growth provided a strong foundation for NetSol to post impressive gains in GAAP net income and EBITDA profitability for the quarter, as compared to losses in the year ago period. NetSol’s bottom line profitability also benefited from the significant progress we continue to make in terms of improving operating efficiencies and managing costs. Our gross margins are improving, inline with our expectations, as gross profit increased an impressive 32% year-over-year while growth in total operating expenses was held to a mere 3% over the same period. Overall, I am pleased with the progress we made in the first half of fiscal 2008 and I stand optimistic on growth prospects for fiscal 2008 as the second half of our fiscal year is historically stronger than the first half.

“Our results during the fiscal second quarter were even more impressive when taking into account there were seven fewer billing days during the quarter for our largest business unit compared to the sequential first quarter of 2008, largely due to holidays, as well as the extraordinary events in Pakistan during the quarter. Government sector automation in Pakistan continues, albeit at a slower pace due to impending General election. However, the Company continues to have a strong pipeline of public sector projects and has seen no cancellations in any of the public tenders the Company is participating in. With organic revenue growth of 30% recorded for the first half of fiscal year 2008, NetSol stands well positioned to move into the second half of the year and on track towards meeting our full year organic revenue growth target of between 25% to 30% for fiscal 2008,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $8.4 million for the second quarter of fiscal year 2008, a 16% increase compared to the $7.2 million in revenues reported for the same period in fiscal year 2007. Consolidated gross profit for the second quarter was approximately $4.8 million, or 57% of revenue, compared to $3.6 million, or 50% of revenue in the prior year period.

GAAP (Generally Accepted Accounting Principles) net income for the second quarter of fiscal year 2008 was approximately $1.1 million, or $0.04 per diluted share, compared to a GAAP net loss of $4.7 million, or a loss of ($0.32) per diluted share, reported in the second quarter of fiscal year 2007. EBITDA was $2.0 million, or $0.07 per diluted share, compared to negative EBITDA of $3.7 million, or ($0.21) per share in the comparative period last year.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading "Reconciliation to GAAP."

NetSol ended the fiscal second quarter of 2008 with approximately $8.5 million dollars in cash and cash equivalents. The weighted average total number of basic and diluted shares outstanding for the quarter was 24,443,901 and 27,712,335 respectively.

Second Quarter Fiscal 2008 - Business Highlights

•	LeaseSoft won APICTA’s (Asia Pacific ICT Alliance) award for ‘Best Financial Industry Application’ for 2007.

•	Received the Federation of Pakistan Chambers of Commerce and Industry (FPCCI) ‘Best Export Performance Award’ for 2006-2007 for the highest export of IT Services from Pakistan.

•	NetSol was ranked 19th in the Deloitte’s Fast 50 in Los Angeles, California.

•	BMW Financial Services Hong Kong Ltd. went live with the NetSol's LeaseSoft solution including the LeaseSoft Contract Management System (CMS) and Credit Application System (CAP) components.

•	NetSol further penetrated the Healthcare Sector Automation space by winning an IT Services contract from a major public sector hospital to design and implement a Hospital Management System (HMS).

•	Completed branding transition from NetSol-McCue Systems to NetSol Technologies North America, continued management restructuring in every division across the globe.

•	Established a strategic partnership to address the IT market in Greece and the adjacent region with Real Consulting Information Systems S.A.

•	Continued to implement internal cost reduction measures and corporate streamlining initiatives focused on improving global business and operating efficiencies.

•	Initiated the SOX 404 internal control compliance procedure across the company and retained KPMG as consultants.

First Half Fiscal Year 2008 - Consolidated Financial Highlights

•	Revenues increased 30% to $17.0 million.

•	GAAP net income was $2.9 million, or $0.11 per diluted share, as compared to a GAAP net loss of $5.9 million, or ($0.34) per diluted share in the year ago period.

•	EBITDA for the first half was $4.8 million, or $0.18 per diluted share, representing 28% of revenues.

NetSol Technologies, Inc. reported consolidated revenues of $17.0 million for the first half of fiscal year 2008, a 30% increase compared to the $13.1 million in revenues reported for the same period in fiscal year 2007. Consolidated gross profit for the first six months was $10.0 million, or 59% of revenues.

GAAP net income for the first six months of fiscal year 2008 was approximately $2.9 million, or $0.11 per diluted share, which compares to GAAP net loss of $5.9 million, or ($0.34) per diluted share, in the same period of fiscal year 2007. NetSol reported EBITDA of $4.8 million, or $0.18 per diluted share, for the first half of fiscal year 2008.

Conference Call Information
Following the distribution of the press release, NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the results. Najeeb Ghauri, chairman and chief executive officer, and Tina Gilger, chief financial officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available online at http://www.netsoltek.com/investors/investor_relations.htm. Telephone access to the conference call is available in North America by dialing +1 (877) 407-8033 or internationally by dialing +1 (201) 689-8033.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call and will be available for 30 days. To access the replay in North America dial +1 (877) 660-6853 or when calling internationally dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 268055. An archived replay of the conference webcast will also be available on the NetSol Technologies web site at http://www.netsoltek.com/investors/investor_relations.htm.

About NetSol Technologies
NetSol Technologies (NasdaqCM:NTWK) is a multinational provider of IT services and enterprise solutions to the financial services industry. By utilizing its worldwide IT design, development, quality assurance (QA), and project management resources, NetSol delivers high-quality, cost-effective portfolio management solutions for equipment and vehicle finance, as well as IT services ranging from consulting and application development to systems integration and development outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both the ISO 9001 and SEI (Software Engineering Institute) CMMi (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 50 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and/or offices in London, San Francisco, Adelaide, Beijing, Bangkok and Lahore, Pakistan.

To learn more about NetSol Technologies Inc., visit www.netsoltek.com.

Forward Looking Statements
This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

CONTACTS:
NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
CFO	The Global Consulting Group
Tel : +1-818-222-9195, x112	Tel: +1-646-284-9426
Email: cchu@hfgcg.com

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Net Revenues:
Licence fees	$2,866,807	$2,718,795	$4,770,359	$4,297,207
Maintenance fees	1,490,376	1,359,239	3,073,796	2,654,203
Services	4,049,287	3,149,087	9,215,552	6,138,271
Total revenues	8,406,470	7,227,121	17,059,707	13,089,681
Cost of revenues
Salaries and consultants	2,400,991	2,441,724	4,722,021	4,373,797
Travel	311,329	432,344	578,157	748,027
Repairs and maintenance	119,032	133,818	233,186	179,553
Insurance	85,110	50,078	123,755	102,301
Depreciation and amortization	271,729	221,201	530,636	414,298
Other	431,609	317,824	819,500	688,551
Total cost of sales	3,619,800	3,596,989	7,007,255	6,506,527
Gross profit	4,786,670	3,630,132	10,052,452	6,583,154
Operating expenses:
Selling and marketing	1,086,729	762,290	1,919,222	1,280,334
Depreciation and amortization	479,904	456,529	944,551	905,903
Bad debt expense	838	51,690	3,277	117,498
Salaries and wages	815,771	1,000,835	1,723,650	1,999,226
Professional services, including non-cash compensation	129,539	258,974	299,001	519,844
General and adminstrative	826,033	722,336	1,495,194	1,542,423
Total operating expenses	3,338,814	3,252,654	6,384,895	6,365,228
Income from operations	1,447,856	377,478	3,667,557	217,926
Other income and (expenses):
Gain (loss) on sale of assets	70	(58)	(32,153)	(12,338)
Beneficial conversion feature	-	(2,208,334)	-	(2,208,334)
Amortization of debt discount and capitalized cost of debt	-	(2,069,033)	-	(2,803,691)
Liquidation damages	-	(133,833)	-	(133,833)
Interest expense	(189,142)	(211,615)	(422,946)	(459,523)
Interest income	41,575	128,303	75,438	219,049
Other income and (expenses)	149,277	39,192	261,224	106,977
Total other income (expenses)	1,780	(4,455,378)	(118,437)	(5,291,693)
Net income (loss) before minority interest in subsidiary	1,449,636	(4,077,900)	3,549,120	(5,073,767)
Minority interest in subsidiary	(382,887)	(558,571)	(657,806)	(805,845)
Income taxes	1,483	(16,141)	(30,958)	(68,965)
Net income (loss)	1,068,232	(4,652,612)	2,860,356	(5,948,577)
Dividend required for preferred stockholders	(40,368)	(65,598)	(111,525)	(65,598)
Subsidiary dividend (minority holders portion)	-	-	(817,173)	-
Bonus stock dividend (minority holders portion)	(545,359)	-	(545,359)	-
Net income (loss) applicable to common shareholders	482,505	(4,718,210)	1,386,299	(6,014,175)
Other comprehensive gain:
Translation adjustment	(653,396)	195,269	(490,993)	121,779
Comprehensive income (loss)	$(170,891)	$(4,522,941)	$895,306	$(5,892,396)

Net income (loss) per share:
Basic	$0.04	$(0.33)	$0.12	$(0.34)
Diluted	$0.04	$(0.32)	$0.11	$(0.34)
Weighted average number of shares outstanding
Basic	24,443,901	14,064,968	22,934,568	17,280,675
Diluted	27,712,335	14,444,665	26,203,002	17,280,675

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - AS OF DECEMBER 30, 2007
(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$8,543,109
Accounts receivable, net of allowance for doubtful accounts of $168,512	7,787,339
Revenues in excess of billings	10,265,235
Other current assets	2,245,899
Total current assets		28,841,582
Property and equipment, net of accumulated depreciation		8,371,547
Other assets, long-term		435,195
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	8,747,001
Customer lists, net	2,080,083
Goodwill	7,786,032
Total intangibles		18,613,116
Total assets		$56,261,440

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,415,167
Current portion of loans and obligations under capitalized leases	3,251,443
Other payables - acquisitions	83,399
Unearned revenues	2,645,174
Due to officers	184,278
Dividend to preferred stockholders payable	33,876
Loans payable, bank	1,861,338
Total current liabilities		11,474,675
Obligations under capitalized leases, less current maturities		232,008
Long term loans; less current maturities		582,402
Total liabilities		12,289,085
Minority interest		4,211,222
Commitments and contingencies

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000
Common stock, $.001 par value; 45,000,000 shares authorized;
25,133,650 issued and outstanding	25,134
Additional paid-in-capital	75,080,435
Treasury stock	(10,194)
Accumulated deficit	(35,746,044)
Stock subscription receivable	(630,907)
Common stock to be issued	89,132
Other comprehensive loss	(966,423)
Total stockholders' equity		39,761,133
Total liabilities and stockholders' equity		$56,261,440

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months
	Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss) applicable to common shareholders	$2,860,356	$(5,948,577)
Adjustments to reconcile net income (loss) applicable to common shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	1,475,187	1,320,111
Bad debt expense	3,277	117,498
Loss on sale of assets	32,153	12,338
Minority interest in subsidiary	657,806	805,845
Stock issued for services	15,000	41,380
Stock issued for convertible note payable interest	-	311,868
Fair market value of warrants and stock options granted	24,320	-
Beneficial conversion feature	-	2,208,334
Amortization of debt discount and capitalized cost of debt	-	2,803,691
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	715,359	(2,141,889)
Increase in other current assets	(1,749,271)	(1,501,990)
(Decrease)/increase in accounts payable and accrued expenses	(1,450,545)	419,886
Net cash provided by (used in) operating activities	2,583,642	(1,551,505)
Cash flows from investing activities:
Purchases of property and equipment	(1,556,424)	(417,833)
Sales of property and equipment	16,076	131,775
Net proceeds of certificates of deposit	-	1,739,581
Payment for acquisition	(879,007)	(4,027,753)
Increase in intangible assets	(1,479,492)	(935,439)
Net cash used in investing activities	(3,898,847)	(3,509,669)
Cash flows from financing activities:
Proceeds from sale of common stock	1,500,000	-
Proceeds from the exercise of stock options	2,707,167	219,223
Reduction in restricted cash	-	4,533,555
Proceeds from loans from officers	-	165,000
Proceeds from bank loans	2,702,454	-
Payments on bank loans	(323,488)	-
Capital lease obligations & loans (net)	(760,919)	390,128
Net cash provided by financing activities	5,825,214	5,307,906
Effect of exchange rate changes in cash	22,936	(33,353)
Net increase in cash and cash equivalents	4,532,945	213,379
Cash and cash equivalents, beginning of period	4,010,164	2,493,768
Cash and cash equivalents, end of period	$8,543,109	$2,707,147

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

	Three Months	Six Months
	Ended	Ended
	Dec. 31, 2007	Dec. 31, 2007

Net income per GAAP (applicable to common shareholders)	$1,068,232	$2,860,356
Income taxes	(1,483)	30,958
Depreciaiton and amortization	751,633	1,491,703
Interest expense	189,142	422,946
EBITDA income	$2,007,524	$4,805,963

Weighted average number of shares outstanding
Basic	24,443,901	22,934,568
Diluted	27,712,335	26,203,002

Basic EBITDA EPS	$0.08	$0.21
Diluted DBITDA EPS	$0.07	$0.18